Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of GMO Trust of our reports dated April 24, 2020, relating to the financial statements and financial highlights, which appear in the Annual Reports on form N-CSR for the year ended February 29, 2020 of GMO Benchmark-Free Allocation Series Fund, GMO Climate Change Series Fund, GMO Emerging Domestic Opportunities Series Fund, GMO Emerging Markets Series Fund, GMO Global Asset Allocation Series Fund, GMO International Developed Equity Allocation Series Fund, GMO International Equity Allocation Series Fund, GMO Quality Series Fund, GMO Resources Series Fund, GMO Benchmark-Free Allocation Fund, GMO Climate Change Fund, GMO Emerging Domestic Opportunities Fund, GMO Emerging Markets Fund, GMO Global Asset Allocation Fund, GMO International Developed Equity Allocation Fund, GMO International Equity Allocation Fund, GMO Quality Fund and GMO Resources Fund. We also consent to the references to us under the headings “Other Service Providers” and "Financial Highlights of the Acquiring Funds” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 10, 2020